Exhibit 10.73

FIRST LOAN MODIFICATION AGREEMENT

This First Loan Modification Agreement (this ‘‘Loan Modification Agreement’’) is entered into as of March 14, 2006, by and between SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 400 Madison Avenue, New York, New York 10017 (‘‘Bank’’) and AXS-ONE INC., a Delaware corporation with its chief executive office located at 301 Route 17 North, Rutherford, New Jersey 07070 (‘‘Borrower’’).

1.    DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS.    Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of September 13, 2005, evidenced by, among other documents, a certain Amended and Restated Loan and Security Agreement dated as of September 13, 2005, between Borrower and Bank (as amended, the ‘‘Loan Agreement’’). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2.    DESCRIPTION OF COLLATERAL.    Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the ‘‘Security Documents’’).

Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the ‘‘Existing Loan Documents’’.

3.     DESCRIPTION OF CHANGE IN TERMS.

A.	Modifications to Loan Agreement.

1	The Loan Agreement shall be amended by deleting the following, appearing as Section 4 of the Schedule to the Loan Agreement:

‘‘Section 4	MATURITY DATE

(Section 6.1):	August 9, 2006.’’

and inserting in lieu thereof the following:

‘‘Section 4	MATURITY DATE

(Section 6.1):	February 15, 2007.’’

2	The Loan Agreement shall be amended by deleting the following text, appearing in Section 6 of the Schedule to the Loan Agreement:

‘‘    (h)    Board-approved financial projections with respect to Borrower’s 2006 fiscal year on or prior to January 15, 2006.’’

and inserting in lieu thereof the following:

‘‘    (h)    Board-approved financial projections within fifteen (15) days of the last day of Borrower’s fiscal year.’’

B.	Waiver. Bank hereby waives Borrower’s existing defaults under the Loan Agreement by virtue of Borrower’s failure to comply with the financial covenant set forth in Section 5 of the Schedule to the Loan Agreement (relative to EBITDAS) as of the quarter ending December 31, 2005. Bank’s waiver of Borrower’s compliance of said affirmative covenant shall apply only to the foregoing specific period.

4.    FEES.    Borrower shall pay to Bank a modification fee equal to Twenty Thousand Dollars ($20,000.00) which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof. Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5.    WARRANT WAIVER FEE.    Borrower shall pay to Bank a warrant waiver fee $20,000.00, which shall be earned as of the date of this Loan Modification Agreement and payable as follows: (a) $10,000.00 is payable concurrently herewith, and (b) $10,000.00 shall be payable on the earlier to occur of (i) the Transition Event, (ii) the occurrence of an Event of Default, or (iii) the early termination of the Loan Agreement.

6.    RATIFICATION OF PERFECTION CERTIFICATE.    Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of August 11, 2004 between Borrower and Bank, and acknowledges, confirms and agrees the disclosures and information above Borrower provided to Bank in the Perfection Certificate has not changed, as of the date hereof.

7.    CONSISTENT CHANGES.    The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

8.    RATIFICATION OF LOAN DOCUMENTS.    Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

9.    NO DEFENSES OF BORROWER.    Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

10.    CONTINUING VALIDITY.    Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

11.    COUNTERSIGNATURE.    This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

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This Loan Modification Agreement is executed as of the date first written above.

BORROWER:		BANK:
AXS-ONE INC.		SILICON VALLEY BANK
By:	/s/ Joseph Dwyer	By:	/s/ Melissa Stepanis
Name:	Joseph Dwyer	Name:	Melissa Stepanis
Title:	Chief Financial Officer	Title:	Vice President